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                                                                 EXHIBIT 4.14(a)

                                 TRUST AGREEMENT

     This TRUST AGREEMENT, dated as of February 20, 2002 (this "Trust Agreement"), among (i) Community First Bankshares, Inc., a Delaware corporation (the "Depositor"), (ii) Wilmington Trust Company, a Delaware banking corporation, as trustee, and (iii) Thomas R. Anderson, an individual, as trustees (each of such trustees in (ii) and (iii) a "Trustee" and collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby (the "Trust") shall be known as "CFB Capital III" in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of Ten Dollars ($10.00). The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Depositor, as the sponsor of the Trust, is hereby authorized (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and possibly certain other securities and (b) if required, a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the Nasdaq National Market or a national stock exchange (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the

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Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable (iv) to execute letters, instruments or other documents to be delivered to The Depository Trust Company; and (v) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Capital Securities, among the Trust, the Depositor and the Underwriter named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i),
(ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in such Trustee's capacity as a Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company in its capacity as a Trustee of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws. In connection with the filings referred to above, the Depositor and Thomas R. Anderson, as Trustee and not in his individual capacity, hereby constitute and appoint Thomas R. Anderson, as the Depositor's or such Trustee's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement (if required) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of the state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5.     This Trust Agreement may be executed in one or more counterparts.

     6. The number of Trustees initially shall be two and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law, Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Each of the Trustees may resign upon thirty (30) days' prior notice to the Depositor.

     7. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees

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and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are the result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

     8. The Trust may be dissolved and terminated before the issuance of the Capital Securities at the election of the Depositor.

     9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

                            [Signature Page Follows]

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                                                                 EXHIBIT 4.14(a)

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                          COMMUNITY FIRST BANKSHARES, INC.
                                          as Depositor

                                          By:   /s/ Craig A. Weiss
                                             -----------------------------------
                                          Name:   Craig A. Weiss
                                          Title: Chief Financial Officer

                                          WILMINGTON TRUST COMPANY,
                                          as Trustee

                                          By:   /s/ Donald G. MacKelcan
                                             -----------------------------------
                                          Name:   Donald G. MacKelcan
                                          Title:  Vice President


                                          By:   /s/ Thomas R. Anderson
                                             -----------------------------------
                                                  Thomas R. Anderson, as Trustee